United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Additional information regarding the registrant's proposed acquisition of Oak Grove Commercial Mortgage, LLC is attached hereto as Exhibit 99.1. The registrant undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

The information in this Current Report, including the exhibits, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events

In a press release issued on August 13, 2015, Jones Lang LaSalle Investments, LLC and Jones Lang LaSalle Operations, L.L.C., each wholly-owned indirect subsidiaries of Jones Lang LaSalle Incorporated (collectively, “JLL”), announced that JLL entered into an Agreement and Plan of Merger with Oak Grove Commercial Mortgage, LLC, a Delaware limited liability company (“Oak Grove”) and certain affiliates of Oak Grove. A summary description of such agreement is provided below and in the copy of the press release which is attached hereto as Exhibit 99.2 and is incorporated by reference.

The acquisition of Oak Grove brings greater full-service mortgage lending and mortgage banking capabilities to JLL. Oak Grove's Fannie Mae, Freddie Mac and HUD/GNMA capabilities will expand JLL’s market-rate, affordable, seniors housing and healthcare financial expertise, and complement its multifamily sales and equity services.

The consideration payable at closing is equal to $175 million, from which Oak Grove will retire outstanding indebtedness (excluding warehouse loans/lines) and redeem its preferred unit holders. Oak Grove has the potential to earn future payments based on a five-year earn-out structure tied to performance of the combined platform. The expected total consideration payable pursuant to the Agreement and Plan of Merger is approximately $260 million.

We anticipate the transaction will close by year end subject to a number of standard approvals and conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Risk Factors,”

“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2014, in each of the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and in other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Investor Presentation relating to Acquisition of Oak Grove Commercial Mortgage, LLC
99.2	Press Release dated August 13, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2015	Jones Lang LaSalle Incorporated

By: /s/ Christie B. Kelly
Name: Christie B. Kelly
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation relating to Acquisition of Oak Grove Commercial Mortgage, LLC
99.2	Press Release dated August 13, 2015